 Exhibit 10.5

SHENZHEN DEVELOPMENT BANK

Loan Contract

Shenzhen Development Bank

April, 2010

Special Reminder

To safeguard your/your company’s legitimate rights and interests, please carefully read the following contents and confirm relevant facts before signing this Contract:

1.	All data and materials that your company/you provided are authentic, complete, lawful and effective, free from any false record, misleading representation or material omission.

2.	Your company/you have carefully read all terms and conditions of this Contract, especially those highlighted with bold front, and fully understood the meanings and legal implications thereof.

3.

Before the Contract is signed, your company/you have the right to propose changes to the Contract. After the Contract comes into effect, your company/you must exercise rights and initiatively perform obligations as agreed in the Contract.

4.

For the purpose of protecting your company’s/your interest, your company/you must notify the Bank in writing within 10 days of any changes to, inter alia, domicile, contact address, telephone, business scope, legal representative, etc.

5.	If your company/you have any doubts regarding this Contract and relevant matters, please consult the Bank.

Loan Contract

Contract No.: Shen Fa Shui Dong Shan Dai Zi No. 20090706001004

Party A (Lender):	Shenzhen Development Bank Co., Ltd. Guangzhou Dongshan Branch

Address:	Floors 1&2, Guangzhou Military Culture Building, No. 10, Si You Xin Road, Guangzhou

Telephone:	020-87616477	Fax:	020-87676839

Person in Charge:	Zhang Wu	Title:	President

Party B (Borrower):	Guangdong Jinhao Motorcycle Co., Ltd.

Address:	Dawang Industrial Park, New & Hi-tech Development Zone, Zhaoqing, Guangdong

Telephone:	0756-3625382	Fax:	0756-3625911

Legal Representative:	Tsoi Man Hoo	Title:	Chairman

After friendly consultation, Party A and Party B hereby enter into this Loan Contract on the following terms and conditions:

Article 1	Contents of the Underlying Loan

1.	Loan Amount: Renminbi Twenty-nine Million, Nine Hundred and Eighty Thousand

2.	Loan Term: Six months

The loan term is calculated as follows:

The term of the loan shall commence on the date when the loan is actually released (hereinafter, the “Release Date”); and the Release Date and Due Date of the loan shall be subject to the certificate of indebtedness (IOU).

3.	Lending Rate

a.

The lending rate of the Contract shall be determined in accordance with the following standards, except that the lending rate of the first funding shall be subject to facts recorded in the IOU. (Please mark the selected option with "[X]")

[X]	30% percentage points [X]above [ ] below the benchmark rate on loan with the same term set by the People's Bank of China as published on the Release Date.

[ ]	___ percentage points [ ] above [ ] below the benchmark rate on loan with the same term set by the People's Bank of China as published on the Release Date.

[ ]	Benchmark rate on loan with the same term set by the People's Bank of China as published on the Release Date.

[ ]	___ percentage points [ ] above [ ] below the Libor on the Release Date (applicable to foreign currency loans only).

b.	The lending rate of the Contract shall be adjusted in the following manner: (Please mark the selected option with "[X]")

[X]	Floating per day. The interest adjustment date shall be:

(i)	The day corresponding to the Release Date each month, or if the there is no corresponding day in the month, the last day in the corresponding month.

(ii)	January 1 each year.

[ ]	Flat rate.

c.	Conversion of daily interest rate: daily interest rate= annual interest rate/360 (days)

4.	Intended Use of the Loan

The underlying loan shall be used for the (i) purpose:

	(i)	Working capital;

(ii)

To use the underlying loan to repay the existing loan (i.e. transfer loan)/reorganization. In particular, the underlying loan shall be applied toward the repayment of credit extension under [insert name of the loan contract] numbered Shen Fa ____Zi No._____

	(iii)	[Insert other purpose]

Article 2	Release and Payment of the Loan

1.	Party B may request Party A to release the loan under the Contract provided that the conditions set in the "a" Item are met:

	a.	The Contract has come into effect.

	b.	The Contract has come into effect and the relevant guaranty contract has been signed and necessary formalities such as registration or record filing and notarization have been completed.

	c.	_____________________________________________

2.	Payment of Loan proceeds

(1)	Payment Method

The Parties agree that the loan proceeds shall be paid in the following manner. (Please mark the selected option with "[X]")

[ ]	Entrusted payment in full amount, which means that Party A upon withdrawal request and payment authorization of Party B shall pay, through Party B's account, the loan proceeds to Party B's relevant counterparty who shall use the proceeds for the agreed purposes.

[ ]	Partial entrusted payment, which means that when there is a definite payee and the amount of a single payment is equivalent to over RMB _________ Ten Thousand Yuan (inclusive), Party A upon withdrawal request and payment authorization of Party B shall pay, through Party B's account, the loan proceeds to Party B's relevant counterparty who shall use the proceeds for the agreed purposes; the balance of the loan proceeds shall be paid by Party B at its own discretion(proprietary payment), which means that Party A upon Party B's withdrawal request shall release the loan proceeds to the account of Party B, who in its sole discretion will pay to its counterparty who shall use the proceeds for agreed purposes.
[X]	Proprietary payment in full amount, which means that Party A upon Party B's withdrawal request shall release the loan proceeds to the account of Party B, who in its sole discretion will pay to its counterparty who shall use the proceeds for agreed purposes.

[ ]	_____________________________________________.

(2)	Management of Payments

	a.	If entrusted payment is adopted, Party B may request Party A to pay the loan proceeds provided that the following payment conditions are met:

(i)

Party B submits the payment request and the business contract and/or other supporting documents in accordance with Party A's requirements, and the counterparty to the transaction, payment amount,etc listed in the payment request are consistent with those set out in the supporting documents;

		(ii)	The intended purpose of loan proceeds as set out in the payment request is consistent with the agreements in the Contract;

		(iii)	Party B has authorized Party A to pay the loan proceeds to a specific counterparty;

		(iv)	_____________________________________________.

Party A shall have the right to review and check whether the payee, payment amount, etc listed in the payment request provided by Party B are consistent with the information set out in the business contract and/or other supporting documents, and have the right to refuse payment request in respect of which the intended purpose of loan proceeds does not comply with the agreements of the Contract.

b.

If proprietary payment is adopted, Party B shall provide a summary report of loan proceeds payments to Party A each week/month/year, etc, and shall provide information of counterparty to the transaction, payment amount, etc as well as the relevant business contract and/or other supporting documents as requested by Party A.

c.	Party B may not apply the loan proceeds toward investments in fixed assets, equity or otherwise, or use them in productions, operations or any other purposes which are banned by the PRC.

(3)	Changes to Payment Methods and Triggers of Changes

Upon any of the following circumstances, Party A is entitled to adjust the amount of entrusted payment as agreed in Item (1) above, or may change the payment method to entrusted payment in full amount:

a.

In case where proprietary payment is adopted, Party B fails to provide summary reports of loan proceeds payments to Party A on a periodical basis as agreed, or refuse to provide assistances to Party A in account analysis, voucher inspection or on-site investigation or otherwise, the purpose of which are to check whether the loan proceeds are funded for the agreed purposes;

b.	Party B, in breach of the Contract, circumvents entrusted payment of Party A by breaking up the whole into parts;

c.	The credit standing of Party B deteriorates or the profitability of its primary business is underperforming;

d.	The loan proceeds are applied in an abnormal way;

e.	_____________________________________________.

Article 3	Account Management and Financial Indicators

1.	Upon mutual consultation, Party B agrees to open the following account with Party A and accept supervision of Party A with respect to the same:

a.

Upon request of Party A, Party B agrees to open with Party A an account dedicated for release of loan proceeds in the name of Guangdong Jinhao Motorcycle Co., Ltd. The account No. is 11008873930306. The release and withdrawal of loan proceeds shall be processed through the account. Party A shall have the right of dynamic monitoring over the account and upon discovery of any abnormalcy, shall have the right to take measures, including without limitation, freezing the account and suspending payment.

	b.	Upon Party A's request, Party B agrees to open with Party A an account dedicated for capital returns.(Please mark the selected option with "[X]")

[ ]	The account dedicated for capital returns is the same with the account dedicated for release of loan proceeds as set out in Item "a" above;

[X]	The name of the account dedicated for capital returns is Guangdong Jinhao Motorcycle Co., Ltd. and the account No. thereof is 11008873930301.

Capital returns to the account shall comply with the following agreement: _____________________________________________.

In the event that Party B fails to repay the loan due to Party A as scheduled, Party A shall have the right to debit the due amount to apply it toward repayment of principal and interest from the account dedicated for capital returns and other account(s) that Party B opens with Party A.

2.	Before the loan under the Contract is repaid in full, the financial indicators of Party B shall complied with the following agreed conditions: _____________________________________________.

Article 4	Settlement of Loan Interest

a.	Interest of the loan shall be accrued from the Release Date based on actual release amount and actual term of loan. Interest shall be settled in the manner set out in (i) :

	(i)	The interest shall be settled once every month on the 20th .

	(ii)	The interest shall be settled quarterly on the 20th of the last month of each quarter;

	(iii)	The interest shall be settled annually on the 20th of December of the year.

b.

Before each interest settlement date, Party B shall deposit the payable interest into the account opened with Shenzhen Development Bank for debiting payments, from where Party A may directly debit the interest payments. If Party B fails to pay the interest as scheduled, Party A shall have the right to accrue compound interest on the due interest.

Article 5	Repayment by Installment

If the Parties agree that Party B may repay by installment, Party B shall repay according to the following arrangements: _____________________________________________.

Article 6	Applicable Law and Dispute Settlement

This Contract is concluded in accordance with and shall be governed by the laws of the People's Republic of China. Any dispute arising from or in connection with the performance of the Contract shall be settled by the Parties through consultation or mediation, failing which, it shall be settled in accordance with the following Item "a":

a.	Referred to the court at the place of Party A for litigation.

b.	Referred to the arbitration commission at__________for arbitration.

c.	_____________________________________________.

Article 7	Notarization of Enforceability

[ ]	The Parties agree to complete notarization of enforceability for the Contract

After the Parties complete notarization which effects the enforceability of the Contract, if Party B fails to perform the obligations hereunder either in part or in entirety, Party A shall have the right to apply the enforceability certificate with the original notary public, and upon the notary certificate and the enforceability certificate apply enforcement with the court with competent jurisdiction (i.e. The court at the domicile or place of property of the party subject to enforcement).

[X]	Notarization of enforceability is not required for the Contract.

Article 8	Other matters agreed by the Parties include:

Article 9	This Contract is made in three originals with the same legal force and effect. Party A shall hold two copies, each of Party B, ____, ____, ____ shall hold one copy.

Article 10	Interest-bearings Manner of Floating Rate

In the case of floating rate for loans, the interest shall be accrued as per the adjusted interest rate as from the date when the adjustment occurs, provided that if the loan is repaid by installment (including equal installments at fixed intervals and degressive installments at fixed intervals) the interest shall not be accrued according to the adjusted rate until the period immediately following the period during which the adjustment occurs, with respect to which period the interest rate before adjustment shall still apply.

Article 11	Credit Repayment

a.

Party B shall repay all the principal and interest of the loan on and before the expiry date thereof; Party B shall give a one month notice to Party A and discuss with Party A regarding the repayment arrangements if it is difficult to make repayment as scheduled.

b.	Any earlier repayment of Party B shall be applied with Party A in advance and subject to mutual agreement.

c.

Party B hereby irrevocably authorizes Party A to debit all principal and interest of the loan that are due and payable, either as scheduled or ahead of schedule, from the account that Party B opens with Shenzhen Development Bank.

Article 12	Rights of Party B

Party B has the rights to:

a.	Withdraw and apply all loan proceeds in accordance with the Contract;

b.	Refuse any additional conditions that are not set out in the Contract; and

c.	Assign indebtedness to any third parties with written consent of Party A.

Article 13	Obligations of Party B

Party B has the obligations to:

a.	Truthfully provide documents and materials, information of all bank accounts and savings and loan balance as requested by Party A, and assist Party A in investigation, examination and check;

b.	Provide Party A with the monthly financial statements and latest changes of registration in a timely manner;

c.

Accept supervision and check of Party A over its application of loan proceeds as well as production, operating and financial activities, assist Party A in management of loan payments, after-funding management and relevant checks;

d.	Apply the loan proceeds toward purposes agreed in this Contract;

e.	Repay principal and interest of the loan in full amount in a time manner as agreed in this Contract;

f.	Obtain the written consent of Party A before assigning the indebtedness hereunder either in part of in entirety to any third parties;

g.

Obtain the written consent of Party A and take safeguards to ensure the safe payment or repayment of principal and interests of the underlying loan and all other relevant costs in the event that Party B conducts significant property right transfer, system change, merger/consolidation, division, equity transfer, significant asset transfer, financing activities that materially increase the overall indebtedness, investment in other entities and any other acts that are sufficient to impact rights and interests of Party A; and

h.	Inform Party A in a timely manner in the event that any significantly unfavorable matters that may affect the solvency occur to Party B.

Article 14	Special Provisions on Credit Extension to Group Clients and Related Transactions

1.	A "group client" shall mean an enterprise or institution client with legal person status which:

	a.	Controls or is controlled by, directly or indirectly, another enterprise or institution with legal person status through equity holding or operation;

	b.	Is under common control of a third party enterprise or institution with legal person status;

c.

Is directly under common control of or indirectly controlled by the major personal investor and/or any key senior executive or any family member who is in close relationship (by "close relationship", it shall mean immediate family member within three generations and collateral kinship within two generations )with the same; or

d.

Shall be treated as group client in respect of credit extension management because it may be possible that assets and profit are not transferred at fair value price owing to other association relationship.

2.

If Party B is a group client, it shall provide a written report to Party A within 10 days after any related transaction the value of which accounts for over 10% of the net asset value of Party B occurs, which report shall contain descriptions of the association relationship of the trading parties, subject matter and nature of the transaction, transaction amount or relevant percentages and the pricing policy (including transactions which involve no amounts or symbolically minor amounts).

Article 15	Rights of Party A

Party A has the rights to:

a.	Request Party B to provide documents and materials related to the loan;

b.	Request Party B to repay and pay principal and interest of the loan as scheduled;

c.	Be informed of Party B's production, operating and financial activities as well as the plans of operation and repayment, and be entitled to after-funding management and relevant checks on Party B;

d.

Supervise over Party B to ensure that it applies the loan proceeds toward intended purposes under the Contract, conduct management of loan payment over Party B, and in the case of proprietary payment, has the right to require periodical summary reports of loan proceeds payments from Party B and may check whether loan proceeds are paid and applied for agreed purposes through account analysis, voucher inspection or on-site investigation, etc.

e.	Directly debit the the principle and interest of the loan from Party B's account;

f.	Require earlier repayment of loan from Party B or stop release of the part of loan proceeds which Party B has not used if Party B fails to perform obligations under this Contract;

g.	Recover the loan ahead of schedule according to the capital returns of Party B;

h.

Request Party B to pay and repay all the principal and interests of the underlying loan and all other relevant costs, or assign the indebtedness hereunder to assignee acceptable to Party A, or request Party B to provide guaranty measures acceptable to Party A in the event that Party B conducts significant property right transfer, system change, merger/consolidation, division, equity transfer, significant asset transfer, financing activities that materially increase the overall indebtedness, investment in other entities and any other acts that are sufficient to impact rights and interests of Party A;

i.	Transfer, at its sole discretion, rights and obligations hereunder to third parties. In the case of such transfer, Party B shall be deemed given consent to the transfer;

j.

Participate in financing of large amount, sales of significant assets, merger and acquisition, division, reformation into stock company, bankruptcy or liquidation proceedings, if any, of Party B, so as to protect the creditor's rights of Party A.

Article 16	Obligations of Party A

Party A has the obligations to:

a.	Release the loan proceeds in accordance with the conditions set out in this Contract; and

b.	Keep financial, production and operation information of Party B confidential, unless otherwise required by laws, regulations or regulatory bodies.

Article 17 Costs

a.	All costs arising from credit standing investigation, examinations or checks, notarization, testimony, registration and otherwise in connection with this Contract shall be solely borne by Party B;

b.

In the event that Party B fails to repay principal and interest of the loan when the same fall due, Party B shall bear and/or indemnify Party A against all costs necessary for calling the principal and interest, including without limitation, cost of releasing public announcement, cost for service of documents, appraisal cost, attorney fees, litigation cost, travelling expense, evaluation cost, auction cost, property preservation cost, and enforcement cost.

Article 18	Party B shall open a settlement account with Party A and settle payments and receipts in connection with economic matters through the account.

Article 19	Events of Default and Liability for Breach

1.	Events of Default

Under any one of the following circumstances, an event of default shall be deemed having occurred:

	a.	Party B breaches any obligation which it should perform under this Contract, or explicitly declares or shows with its actions that it will not perform any obligation hereunder;

b.

Any relevant certification or document provided by or any representation, guarantee or undertaking made by Party B to Party A is not authentic, accurate or complete or contains false record, misleading representation or material omission;

c.	Party B conceals the truth of significant circumstance, or fails to cooperate in Party A's investigation, examination and check;

d.	Party B changes the intended purposes of the loan proceeds without consent, misappropriates the loan or uses the loan proceeds for illegal or non-compliant transactions;

e.	Party B breaches the stipulations of this Contract on payment of loan proceeds;

f.	Party B surmounts the financial indicators agreed in this Contract;

g.	Party B fails to use foreign currency loan in accordance with the relevant administrative provisions of the PRC;

h.	Any considerable change occurs to the preservation or custody and value of the mortgaged (pledged) properties;

i.

Party B breaches any other similar contracts (including without limitation, credit extension contracts, loan contracts and guaranty contracts) signed with Party A or any third party or any securities of debt nature issued by Party B, or becomes involved into litigation or arbitration proceedings for any dispute arising from such contracts or securities;

j.

The guarantor of Party B breaches the agreements in the guaranty contract (the guaranty contract can be in any such forms, including without limitation, contract of guarantee, mortgage or pledge) or incurs event of breach under the guaranty contract, or the contract has not come into effect, become invalid or revoked;

k.

Party B is negligent in managing creditor's rights or exercising recourse when the same fall due, or has any act of malicious property transfer or evading indebtedness by disposing of major properties thereof for no considerations or unreasonably low price or with any other improper means;

l.

Party B cheats fund or credit extension from Party A or any other banks with false contracts and arrangements with any third parties (including without limitation, related parties of Party B), which false contracts and arrangements include but are not limited to receivable notes not being backed by true deals, and discount on credits rights in any other forms or pledges, etc;

m.	Party B intentionally evades or invalidates creditor's rights of the Bank by related transaction or otherwise;

n.

Party B suffers financial crisis, e.g., the operation thereof is faced with significant problem, the financial status thereof deteriorates seriously, or significant financial or asset losses (including without limitation, asset losses arising from providing guaranty to third parties) occur;

o.

Party B, owing to illegal or non-compliant operations, has been subject to administrative punishment or criminal sanction or is being investigated by relevant departments and may be possibly subject to administrative punishment or criminal sanction;

p.

Party B is to undergo or subject to division, merger/consolidation, significant merger and acquisition, acquisition and reorganization, disposal of major assets, capital decrease, liquidation, restructuring or revocation, or is dissolved, being declared bankrupt or otherwise;

q.

The controlling shareholder or actual controller of Party B is changed, which in the opinion of Party A, has endangered or may endanger the realization of creditor's rights hereunder; or any significant events occur to the controlling shareholder or actual controller, or legal representative or any senior executives of Party B, which events including without limitation, having been subject to administrative punishment or criminal sanction owing to illegal or non-compliant operations or is being investigated by relevant departments and may possibly be imposed with administrative punishment or criminal sanction, being involved in litigation or arbitration case, serious deterioration of financial conditions, or declaring or being adjudicated bankruptcy or dissolution;

r.	Any unfavorable change occurs to the sector that Party B engages in, which in the opinion of Party A, has endangered or may endanger the realization of creditor's rights hereunder;

s.	Party B fails to handle settlement, savings or other related businesses with Party B in accordance with the agreements of the Parties; and

t.	Other circumstances related to Party B which have endangered or may endanger the realization of creditor's rights hereunder.

2.	Liability for Breach

In the case where any event of default under the preceding Paragraph of this Article occurs, Party B is entitled to one or more of the following remedies and measures:

a.

Claim acceleration of loan maturity to recover ahead of schedule part or all of the released principal and interest thereon of the loan and request payment of relevant costs, including without limitation, costs arising from credit standing investigation, examination and notarization in connection with this Contract, as well as the attorney fees, litigation cost, arbitration cost, travelling expense, announcement cost, costs for service of documents, enforcement costs and any other costs incurred by Party A in connection with realization of the creditor's rights;

b.	Stop or terminate the release or payment of any monies hereunder that have not been released or paid;

c.	Debit principal, interest and costs of the loan directly from the account of Party B or the guarantor;

d.	Request Party B to furnish, against the creditor's rights hereunder, new guaranty satisfactory to Party A;

e.	Exercise rights in connection with the guaranty, requiring the guarantor to perform guaranty duties or realizing the creditor's rights by disposing of the mortgaged and/or pledged properties;

f.

Accrue, as from the due date and for the actual number of days of delay payment, interest on the principal of the due loan based on the lending rate set out herein plus 50% penalty interest rate, and accrue compound interest on the interest which fails to be paid as scheduled based on the penalty interest rate, in the event that Party B fails to repay principal and interest of the loan as agreed when the loan falls due as scheduled or ahead of schedule;

Where the repayment of the loan is delayed for not more than 90 days (inclusive), the money repaid from Party B shall be applied in the following order: (i) interests (including penalty interest and compound interest), and (ii) principal. Where the repayment of the loan is delayed for over 90 days, the the money repaid from Party B shall be applied in the following order: (i)principal; and (ii) interests (including penalty interest and compound interest).

g.

In the case where Party B misappropriates the loan proceeds, Party A shall have the right to accrue, as from the misappropriation date and for the actual number of misuse, interest on the part of proceeds which is used against agreements based on the lending rate set out herein plus 100% penalty interest rate, and accrue compound interest on the interest which fails to be paid as scheduled based on the penalty interest rate;

h.

Claim subrogation right against debtors of Party B, in which case Party B should provide all necessary cooperation and assistance as per Party A's request and solely bear all costs incurred by Party A in exercising the subrogation right;

i.

Request the court to revoke such acts of Party B as waiving creditor's rights which fall due, property transfer for no considerations, or property transfer at conspicuously unreasonable low price. In this case, Party B should provide all necessary cooperation and assistance as per Party A's requirements and solely bear all costs incurred by Party A in connection therewith; and

j.	Other remedies vested in Party A by laws or agreements of the Parties.

Article 20	Revision and Terminate of the Contract

The Parties may revise or terminate this Contract based on mutual understanding, provided always that the agreements of revision or termination shall be in written from.

Article 21	Representations, Guarantee and Undertakings of Party B

a.

Party B is a company legally incorporated in its incorporation jurisdiction and has effective existence, good standing and all corporate rights, government permits and approvals to engage in the businesses that it practices for the time being;

b.

Party B has all legal authority, rights and authorization to sign, deliver and perform this Contract. This Contract constitutes an agreement effective and binding on Party B, and may be enforced against Party B in accordance with the terms and conditions set forth herein;

c.	Party B guarantees that all materials provided to Party A are authentic, complete, legitimate and effective, free or any false record, misleading representation or material omission;

d.

Party B hereby undertakes that it will fully perform all obligations hereunder with good faith, and refrain from any acts or omissions (including omission of any acts required to be done, or doing any impermissible acts) which may endanger the realization of creditor's rights hereunder without prior written consent of Party A;

e.

Party B hereby undertakes that it will notify Party A in writing within ten days after any changes to the domicile, contract address, telephone, business scope, legal representative, etc. If Party B fails to perform the said notification obligation, any notices and documents from Party A shall be deemed duly served when they are delivered to the original contract address; and

f.	Party B hereby acknowledges that it has carefully read and thus is fully aware of and understand all terms and contents of this Contract, and that it signs the Contract at its true will.

Article 22	Miscellaneous

a.

Any tolerance or grace given by Party A to any breach or delay of Party B or any delay of Party A in exercising the rights hereunder during the term of the Contract shall not prejudice, affect or restrict any rights invested in Party A by this Contract and relevant laws, or be deemed as Party A's consent or connivance of any acts destructive to the Contract, or deemed as Party A's waiver of actions against existing or future breaches of Party B.

b.

In the event that this Contract, either in part or in entirety, becomes legally invalid for any reason whatsoever, Party B shall nevertheless perform all repayment duties hereunder, and Party A has the right to terminate the Contract and immediately thereupon be entitled to recourse against Party B for all principal and interest of the underlying loan and all other relevant monies.

c.	All notices and requests of Party A and Party B in connection with this Contract shall be in written form.

d.

In the event that any date stipulated by this Contract or the last day of any stipulated period happens to be a statutory holiday, the date shall be postponed to the first workday after the statutory holiday (period).

Article 23	Conditions or Effectiveness and Termination of the Loan Contract

a.

Effectiveness conditions of the Contract: this Contract shall become effective immediately after being signed by the Parties (the authorized signatories should personally sign or stamp the Contract and affixed it with official seals).

b.	Termination conditions of the Contract: this Contract shall terminate immediately after Party B repays all principal and interest of the underlying loan and all other costs.

Party A (Stamp):

Signature: Company Seal of Shenzhen Development Bank Co., Ltd. Guangzhou Dongshan Branch

Date of Execution: July 1, 2010

Party B (Stamp):

Signature: /s/ Tsoi Man Hoo (company seal of Guangdong Jinhao Motorcycle Co., Ltd.)

Date of Execution: July 1, 2010